Exhibit 99.1
102 South Main Street
Greenville, SC 29601
864.421.1068
The South Financial Group Announces Capital Plan
•	Aggregate actions totaling $300 to $315 million of Tier 1 Common

•	Includes a $94.5 million mandatory preferred conversion

•	Includes launching of a $75 million common equity offering
GREENVILLE, SC – June 18, 2009 – The South Financial Group, Inc. (NASDAQ: TSFG) today announced a capital plan estimated to add approximately $300 million to $315 million in Tier 1 common capital. These actions include:
-	A privately negotiated exchange of $94.5 million of mandatory convertible preferred stock held by two investors for a new series of preferred stock that will automatically convert into an aggregate of approximately 24 million shares of common stock upon receipt of shareholder approval;

-	A public offering of $75 million of common stock;

-	A public exchange offer for the remaining $95.5 million in mandatory convertible preferred stock, which is anticipated following receipt of the shareholder approval described below; and

-	Conversion of hybrid securities and sales of ancillary businesses, which are estimated to generate capital of $35 million to $50 million.
The Company anticipates that these actions will be completed during the second and third quarters of 2009. Additionally, other components will contribute to capital enhancements, including preferred dividend savings of approximately $35 million and planned reductions in “non-core” loans and securities of approximately $500 million.
On June 17, 2009, TSFG entered into an exchange agreement with two preferred shareholders, which provides for the exchange of $94.5 million in outstanding mandatory convertible preferred stock for a new series of preferred stock and is contingent upon completion of the $75 million public offering. This new series of preferred stock will automatically convert, subject to certain limitations, into common stock upon shareholder approval of both the conversion transaction and a charter amendment increasing the Company’s authorized shares of common stock. The exchange agreements provide for closing contemporaneous with the closing of the common stock offering. TSFG expects to hold a special meeting of shareholders seeking the approval during the third quarter of 2009.

If the first four elements referenced above are successfully completed and approximately $307.5 million of capital is generated (the midpoint of the range), TSFG’s Tier 1 common capital to risk-weighted assets ratio would increase from 5.6% to 8.3% at March 31, 2009 (pro forma), and TSFG’s Tier 1 risk-based capital ratio would increase from 12.1% to 12.9% at March 31, 2009 (pro forma). Additionally, TSFG’s tangible common equity to tangible assets ratio would increase from 6.0% to 8.3% at March 31, 2009 (pro forma).
TSFG believes that completion of this capital plan will bolster its capital position to a level that will allow it to weather a more severe economic environment. In particular, these capital actions would provide TSFG with a sufficient capital cushion to accommodate the “more adverse” credit scenario used by the U.S. government in its recently completed supervisory capital assessment program (SCAP) for the country’s 19 largest bank holding companies. The SCAP implied cumulative loss rates are above internal expectations.
H. Lynn Harton, President and CEO, stated, “Execution of our capital plan would make our currently strong capital position even stronger and equip us to withstand the SCAP ‘more adverse’ credit scenario. Upon completion of our announced capital plan, we will be well-positioned to take advantage of our ongoing strategic initiatives and growth opportunities.”
Morgan Stanley & Co. is acting as sole bookrunner in connection with the common equity offering. Morgan Stanley has also been retained to act as financial adviser in connection with other capital strategies; however, Morgan Stanley has not been retained to, and will not, solicit acceptances, convey offers or make any recommendations to holders with respect to any transactions relating to the exchange of TSFG securities.
The South Financial Group has filed a registration statement (including a prospectus) with the SEC under which it intends to effect the common equity issuance. Before you invest, you should read the prospectus in that registration statement, prospectus supplement, and other documents that TSFG has filed with the SEC for more complete information about TSFG and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, TSFG, any underwriter, or dealer participating in the offering will arrange to send investors the prospectus and prospectus supplement if requested by contacting Morgan Stanley & Co. Incorporated, c/o Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by emailing at prospectus@morganstanley.com or by calling toll-free at 1-866-718-1649.
Upon the commencement of an exchange transaction for the remaining mandatory convertible preferred stock, TSFG will make available a Schedule TO, which will include an Offer To Exchange and related materials. These documents will set forth the complete terms and conditions of the exchange offer, and holders of the mandatory convertible preferred stock are urged to read these documents when they become available as they will contain important information. These and other related documents will be filed with the Securities and Exchange Commission and may be obtained at the

Securities and Exchange Commission’s website, http://www.sec.gov. These materials may also be obtained free of charge from TSFG by calling Investor Relations at 1-888-592-3001.
This press release is neither an offer to sell or purchase, nor a solicitation of an offer to buy or sell, any securities of TSFG, and there shall not be any sale of securities of the company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
General Information
The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At March 31, 2009, it had approximately $13.3 billion in total assets and 180 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At March 31, 2009, approximately 45% of TSFG’s total customer deposits were in South Carolina, 42% were in Florida, and 13% were in North Carolina. Investor information is available at www.thesouthgroup.com.
Forward-Looking Statements
This press release contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, many of which are beyond TSFG’s control, including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the pricing and total shares sold under the common stock offering and the relative success of the other elements of the capital plan. Additional factors that could cause results to differ materially from those described above can be found in The South Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2008, and documents subsequently filed by TSFG with the Securities and Exchange Commission, including the registration statement relating to the equity offering described in this press release. All forward-looking statements included in this release are based on information available at the time of the release. TSFG assumes no obligation to update any forward-looking statement.
CONTACT:
The South Financial Group, Inc.
James R. Gordon, Senior EVP & Chief Financial Officer
864-552-9050
or
Mary M. Gentry, EVP — Investor Relations
864-421-1068

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